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                                                                   Exhibit 10.11

                          REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of [September 27], 2002, between THE ST. PAUL COMPANIES, INC., a company incorporated under the laws of Minnesota ("ST. PAUL") and PLATINUM UNDERWRITERS HOLDINGS, LTD., a company incorporated under the laws of Bermuda (the "COMPANY").

                                    RECITALS

         WHEREAS, St. Paul and the Company are parties to the Formation and Separation Agreement dated as of [September 23], 2002, and the Option Agreement, dated as of [September 27], 2002 (respectively, the "FORMATION AND SEPARATION AGREEMENT" and the "OPTION AGREEMENT"), each relating to the purchase by St. Paul of common shares, par value U.S. $0.01 per share (the "COMMON SHARES"), of the Company;

         WHEREAS, the Company will effect an initial public offering of certain Common Shares pursuant to a Registration Statement on Form S-1 (File No. 333-86906) (the "PUBLIC OFFERING"); and

         WHEREAS, the Company has agreed to provide the registration rights specified in this Agreement to St. Paul following the Public Offering and the Company and St. Paul are entering into this Agreement to set forth the terms and conditions applicable to the grant and exercise of such registration rights.

         NOW, THEREFORE, in furtherance of the transactions contemplated by the Formation and Separation Agreement and in consideration of the promises and the mutual covenants and agreements contained therein and herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the Company and St. Paul hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1. DEFINED TERMS. As used in this Agreement, the following capitalized terms have the respective meanings set forth below:

         "AFFILIATE" means, with respect to any person, any other person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such person.

         "BYE-LAWS" means the Bye-laws of the Company, as the same may be further amended from time to time.

         "CAPITAL SECURITIES" means all shares of each class in the capital stock of the Company and all securities convertible into or exchangeable or exercisable for any such shares.

         "CLOSING" means the closing of the Public Offering pursuant to an effective registration statement under the Securities Act.


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         "CLOSING PRICE" for each day is the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market or, if the Common Shares are not listed or admitted to trading on any national securities exchange or quoted on the NASDAQ National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Board of Directors of the Company for that purpose.

         "COMMON SHARES" has the meaning specified in the Recitals.

         "CURRENT MARKET PRICE" means the average of the daily Closing Prices per share for the ten consecutive Trading Days ending on the day before the applicable record date.

         "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

         "FORMATION AND SEPARATION AGREEMENT" has the meaning specified in the Recitals.

         "OPTION AGREEMENT" has the meaning set forth in the Recitals.

         "PERSON" means any individual, corporation, company, partnership, joint venture, trust, association, government or governmental body or other entity.

         "PUBLIC OFFERING" has the meaning specified in the Recitals.

         "REGISTRABLE SHARES" means, at any time, any and all Common Shares owned by the St. Paul Group, whether purchased by St. Paul as contemplated by the Formation and Separation Agreement, issued to St. Paul pursuant to the Option Agreement or otherwise acquired, as the case may be, other than shares that have ceased to be Registrable Shares. Common Shares cease to be Registrable Shares (a) when a registration statement with respect to the disposition of such shares has become effective under the Securities Act and such shares shall have been disposed of pursuant to such registration statement, or (b) when such shares have been sold pursuant to Rule 144 under the Securities Act.

         "REGISTRATION EXPENSES" means any and all expenses incident to performance of or compliance with the demand rights set forth in Section 2.1 and piggy-back rights set forth in Section 2.2, including, (a) all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (b) all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Shares), (c) the cost of printing or preparing any registration statement, prospectus, offering circular, agreement among underwriters, underwriting agreement, blue sky memorandum, share certificates and any other documents in connection with the offering, purchase, sale and delivery of the Registrable Shares, (d) the costs and charges of any transfer agent and registrar and any custodian or attorney-in-fact appointed to act on behalf of St. Paul, (e) all messenger and delivery expenses of the Company, (f) the reasonable fees and expenses of any qualified


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independent underwriter, (g) the reasonable fees and disbursements of counsel for the Company and the Company's independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance and (h) any road show and marketing expenses; PROVIDED that St. Paul shall pay the fees and disbursements of its own counsel, if any, and all underwriting discounts, commissions and transfer taxes, if any, relating to the sale or disposition of its Registrable Shares.

         "RULE 144" means Rule 144 under the Securities Act.

         "ST. PAUL GROUP" means St. Paul and its Affiliates at such time.

         "ST. PAUL OPTION" means the option of St. Paul to purchase additional Common Shares pursuant to the Option Agreement.

         "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

         "SEC" means the U.S. Securities and Exchange Commission or any other U.S. federal agency at the time administering the Securities Act or the Exchange Act.

         "SHAREHOLDER" means, with respect to any Common Shares, the person in whose name such shares are registered in the register of members maintained by the Company in accordance with applicable law and the Bye-laws, and the terms "hold," "held" and "holding" shall have meanings correlative to the foregoing.

         "10% SHAREHOLDER" has the meaning set forth in the Bye-laws.

         "TERMINATION DATE" means the first date after the Closing on which St. Paul does not have right to make a Demand Request.

         "TRADING DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which the Common Shares are not traded on the applicable securities exchange or on the applicable securities market.

         "UNITED STATES 25% SHAREHOLDER" has the meaning set forth in the Bye-laws.

         1.2. GENERAL. (a) General. Unless the context otherwise requires, references in this Agreement to any "section" or "article" mean a section or article of this Agreement, as the case may be, and the terms "hereof," "hereunder," "hereto" and words of similar meaning mean this Agreement in its entirety and not any particular provisions of this Agreement. Unless the context otherwise requires, the terms defined herein include the singular as well as the plural.

         (b) Unless the context otherwise requires, each reference herein to the Securities Act, the Exchange Act or Rule 144 (or any other rule, regulation or form promulgated under either such statute) shall be deemed to mean, as of any time, such statute, rule, regulation or form as then in effect, after all amendments thereto, or, if not then in effect, any successor statute, rule, regulation or form as then in effect, after all amendments thereto.


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                                   ARTICLE II

                               REGISTRATION RIGHTS

         2.1. DEMAND RIGHTS. (a) From and after the first anniversary of the Closing (unless the Company consents to an earlier date, such consent not to be unreasonably withheld), St. Paul has the right, on four occasions, to require the Company to file a registration statement on Form S-1, S-2 or S-3 (or Form F-1, F-2 or F-3) or any similar or successor to such Forms under the Securities Act for a public offering of Registrable Shares, by delivering to the Company written notice, with a copy to RenaissanceRe, stating that such right is being exercised, naming, if applicable, the members of the St. Paul Group whose Registrable Shares are to be included in such registration (collectively, the "DEMANDING SHAREHOLDERS"), specifying the number of each such Demanding Shareholder's Registrable Shares to be included in such registration and describing the intended method of distribution thereof (a "DEMAND REQUEST"); PROVIDED that St. Paul shall not make a Demand Request during the 180-day period immediately following the Closing except with the prior written consent of Goldman, Sachs & Co.; and PROVIDED FURTHER, that, from and after the fifth anniversary of the Closing, St. Paul has the right to two additional Demand Requests if on such date St. Paul is the beneficial owner (directly or indirectly) of more than 9.9% of the Common Shares then outstanding. Upon receipt of a Demand Request, the Company shall use its reasonable best efforts to promptly effect the registration under the Securities Act of the Registrable Shares included in the Demand Request to permit the Demanding Shareholders to sell or otherwise dispose of their respective Registrable Shares included in the registration in accordance with the method or methods of distribution intended by the Demanding Shareholders. The rights and obligations of the parties listed under this Section 2.1(a) are subject to the other provisions of this Agreement.

         (b) The Company's obligations pursuant to Section 2.1(a) above are subject to the following conditions:

                  (i) the Company is not obligated to fulfill a Demand Request if it has fulfilled a Demand Request received during the period of 12 months immediately preceding the date of receipt of such Demand Request;

                  (ii) the Company is not obligated to fulfill a Demand Request unless the Demand Request is for such number of Registrable Shares with a market value that is equal to at least $50 million as of the date of such Demand Request, PROVIDED that the last Demand Request (as specified in Section 2.1(a) of this Agreement) will not be subject to the limitations of this Section 2.01(b)(ii); and

                  (iii) the Company shall, if requested by St. Paul, undertake a "road show" and other customary marketing efforts in connection with the sale of Registrable Shares pursuant to such registration, at such times and in such manner as St. Paul may reasonably request.

                  (iv) the Company is not obligated to fulfill the requirements herein with regard to any registration relating to a Demand Request:

                           (A) during any period of time (not to exceed ninety (90) days in the aggregate during any period of twelve
                  (12) consecutive months) after the Company has determined to


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                  proceed with a Securities Act registration of any of its
                  securities and is diligently proceeding to complete such registration or any offering of securities pursuant thereto (whether for its own account or that of any shareholder but excluding any registration on Form S-8 under the Securities Act or any similar or successor form) if, in the judgment of a nationally recognized investment banking firm (which may be acting as managing underwriter for any such offering or as financial advisor to the Company), the fulfillment of such requirements or such filing would have an adverse effect on the offering,

                           (B) during any period of time (not to exceed ninety (90) days during any period of twelve (12) consecutive months) when the Company is in possession of material, non-public information that the Company would not be required to disclose publicly in the absence of any Securities Act registration of its securities, and the disclosure of which would be materially injurious to the Company, or

                           (C) during any period of time (not to exceed ninety (90) days during any period of twelve (12) consecutive months) when the Company is engaged in, or has determined to engage in and is proceeding diligently with, any program for the purchase of, or any tender offer or exchange offer for, its Capital Securities, and determines, on advice of nationally recognized independent U.S. counsel knowledgeable in such matters, that such program or offer and the requested registration may not proceed concurrently without violating Regulation M under the Exchange Act.

                  (v) the Company is not required to maintain the effectiveness of a registration statement filed pursuant to Section 2.1(a) for a period in excess of 90 consecutive days, which period shall be tolled during any period in which the Company invokes its rights under Section 2.6; PROVIDED, HOWEVER, that, from and after the third anniversary of the Closing and receipt thereafter by the Company of written instructions from St. Paul to such effect, in the case of any registration of Registrable Shares on Form S-3 or F-3 which are intended to be offered on a continuous or delayed basis, such 90-day period shall be extended until all such Registrable Shares are sold, PROVIDED that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, PROVIDED FURTHER that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (1) includes any prospectus required by
         Section 10(a) of the Securities Act or (2) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (1) and (2) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement and PROVIDED FURTHER that St. Paul shall give the Company written notice, with a copy to RenaissanceRe Holdings Ltd., at least ten business days prior to the beginning of any fiscal quarter in which St. Paul intends to attempt to sell, transfer or otherwise distribute any Common Shares pursuant to this subsection (E) which are offered on a continuous or delayed basis, which notice shall specify the aggregate number of Common Shares St. Paul intends to attempt to sell, transfer or dispose of in such fiscal quarter;

                  (vi) the Company shall not be required to file or maintain any registration statement that permits a delayed or continuous offering to be made for more than 30 consecutive days, which period shall be tolled during any period in which the Company invokes its rights under Section


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         2.6. after such registration statement becomes effective;

                  (vii) any underwriting agreement entered into in connection with any public offering pursuant to this Article II shall contain a provision pursuant to which the managing underwriter of any such public offering shall agree to use its reasonable best efforts to avoid selling Registrable Shares to any one person or group of related persons (other than another dealer acting as an underwriter or member of any selling group in connection with such public offering) if, as a result of such sale, any such person would own directly or indirectly through a foreign corporation, or constructively under applicable rules contained in the Internal Revenue Code of 1986, as amended, more than 9.9% of the Common Shares; and

                  (viii) St. Paul is entitled to designate any one or more lawful methods of distribution permitted pursuant to the registration statement (including a firm commitment underwriting) to be the method of distribution for the registration pursuant to this Section 2.1, and St. Paul will sell its Registrable Shares included in the registration in the designated methods (and, in the case of any underwriting, on the same terms and conditions as the Company and any other selling shareholder); the intended methods of distribution shall be indicated in the Demand Request and shall be finally determined prior to filing the registration statement. In any distribution pursuant to a Demand Request involving an underwriter, St. Paul is entitled to select any nationally recognized investment banking firm to act as underwriter, PROVIDED that with respect to any Demand Requests and piggy-back registrations for which the Company bears the costs and expenses pursuant to Section 2.7, such selection of an underwriter by St. Paul is subject to the consent of the Company, such consent not to be unreasonably withheld.

         (c) Subject to Section 2.3, the Company may elect to include in any registration statement filed pursuant to this Section 2.1 any Common Shares to be issued by it or held by any of its subsidiaries or by any other shareholders only to the extent such shares are offered and sold pursuant to, and on the terms and subject to the conditions of, any underwriting agreement or distribution arrangements entered into or effected by the Demanding Shareholders.

         (d) St. Paul may withdraw a Demand Request at any time. A Demand Request withdrawn pursuant to this Section 2.1(d) is deemed not to have been made for purposes of Section 2.1 and is of no further effect if and only if St. Paul pays or reimburses the Company for all expenses and costs incurred by the Company in connection with such Demand Request.

         2.2. "PIGGY-BACK" RIGHTS. If at any time after the Closing the Company proposes to register, for its own account or for the account of any shareholder, any Common Shares on a registration statement on Form S-1, S-2 or S-3 (or Form F-1, F-2 or F-3) or any similar or successor to such Forms under the Securities Act for purposes of a public offering of such Common Shares, other than pursuant to a Demand Request, St. Paul has the right to include any Registrable Shares in such registration. The Company shall give prompt written notice of any such proposal, including the intended method of distribution of such Common Shares, to St. Paul. Subject to Section 2.3, upon the written request (a "PIGGY-BACK REQUEST") of St. Paul, given within fifteen (15) business days after the transmittal of any such written notice, the Company will use its reasonable best efforts to include in such public offering


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any or all of the Registrable Shares then held by St. Paul, or, if applicable, the St. Paul Group, to permit the sale of such Registrable Shares pursuant to the intended method or methods of distribution; PROVIDED that any participation in such public offering by St. Paul must be on substantially the same terms as the Company's and each other shareholder's participation therein; and PROVIDED FURTHER, that the total number of Common Shares to be included in any such public offering may not exceed the Maximum Number (as defined below), and Common Shares must be allocated to give effect to this proviso as provided in Section
2.3. St. Paul has the right to withdraw a Piggy-Back Request by giving written notice to the Company of its election to withdraw such request at least five (5) business days prior to the proposed filing date of such registration statement. Each Piggy-Back Request by St. Paul must specify the members of the St. Paul Group whose Registrable Shares are to be included in the registration and the number of such shares for each such member. The Company is entitled to select any nationally recognized investment banking firm as underwriter in a registration pursuant to this Section 2.2.

         2.3. ALLOCATION OF SECURITIES INCLUDED IN A PUBLIC OFFERING. If the managing underwriter or placement agent for any public offering effected pursuant to Section 2.1 or Section 2.2 (or, if there is none, a nationally recognized investment banking firm acting as financial advisor to the Company) advises the Company and St. Paul in writing that the number of Common Shares sought to be included in such public offering (including those sought to be offered by the Company and those sought to be offered by St. Paul) exceeds the maximum number of Common Shares whose inclusion in such public offering would not be reasonably likely to have an adverse effect on the price, timing or distribution of the Common Shares included in such public offering (the "Maximum Number"), the Company shall allocate Common Shares to be included in such public offering up to the Maximum Number as follows:

         (a) in the case of any registration pursuant to Section 2.1, first to the Demanding Shareholders, subject, if applicable, to allocation below the Maximum Number in such manner as they may agree among themselves; then, as to any excess, to the Company; and

         (b) in the case of any registration pursuant to Section 2.2, first to the Company for its own account; then to St. Paul and each other shareholder designated by the Company, subject to allocation below the Maximum Number pro rata according to the number of Registrable Shares held by the St. Paul Group or by such other shareholder, as the case may be.

St. Paul may allocate any allocation made to it pursuant to this Section 2.3 among the members of the St. Paul Group as it wishes. The Company may allocate any allocation made to it pursuant to Section 2.3(a) among itself, its subsidiaries and its shareholders as it wishes, and may allocate any allocation made to it for its own account pursuant to Section 2.3(b) among itself and its subsidiaries as it wishes.

         2.4. INDEMNIFICATION. (a) The Company shall indemnify, to the extent permitted by law, and hold harmless St. Paul and each member of the St. Paul Group and each underwriter against any losses, claims, damages or liabilities, joint or several, or actions in respect thereof ("CLAIMS"), to which such indemnified party may become subject, under the Securities Act of 1933 ("SECURITIES ACT") or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of

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any material fact contained in the registration statement, in any prospectus or preliminary prospectus included in such registration statement or in any amendment or supplement thereto filed with the SEC (collectively, "REGISTRATION DOCUMENTS") or insofar as such Claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading, and will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in investigating or defending any such Claim as such expenses are incurred; PROVIDED that the Company is not liable in any such case to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use in the preparation of such Registration Document [and PROVIDED FURTHER that the Company is not liable to indemnify St. Paul or any member of the St. Paul Group to the extent that any such claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in the historical financial statements of the Reinsurance Division of St. Paul or financial information in any Registration Document derived therefrom.]

         (b) In connection with any registration in which St. Paul is participating, St. Paul shall indemnify, to the extent permitted by law, and hold harmless the Company and each underwriter against any Claims to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or insofar as any claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading; PROVIDED, HOWEVER, that such indemnification is payable only if, and to the extent that, any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of St. Paul or any member of the St. Paul Group specifically for use in the preparation of such Registration Document.

         (c)      Any person entitled to indemnification under Section 2.4(a) or
(b) above shall notify promptly the indemnifying party in writing of the commencement of any Claim if a claim for indemnification in respect thereof is to be made against an indemnifying party under this Section 2.4, but the omission of such notice shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under
Section 2.4(a) or (b). In case any action is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party is entitled to participate in, and, to the extent that it chooses, to assume the defense thereof with counsel reasonably acceptable to the indemnified party, who may be counsel for the indemnifying party unless the indemnified party reasonably concludes such counsel would have a conflict of interest in representing both indemnified and indemnifying parties (PROVIDED that the Company is not responsible for the fees and expenses of more than one counsel for all indemnified parties with respect to any Claim or group of Claims alleged to have arisen from similar facts); and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party is not liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party is not liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party may, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) If for any reason the foregoing indemnity is unavailable to, or is insufficient to hold harmless, an indemnified party in respect of any Claim, (i) if the indemnified party is an underwriter, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative benefits received by St. Paul and the Company, on the one hand, and the indemnified party, on the other, from the offering of securities to which such Registration Documents relate, (ii) as between the Company and St. Paul, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative benefits to and the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions that resulted in such Claims, as well as any other relevant equitable considerations. If, however, the allocation provided in clause (i) or (ii) of the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required by clause (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect both the relative benefits and the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions that resulted in such Claims as well as any other relevant equitable considerations. The relative benefits received by St. Paul and the Company, on the one hand, and by the underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the securities (before deducting expenses) received by St. Paul and the Company, on the one hand, bear to the total underwriting discounts and commissions received by the underwriters, on the other hand, in connection with such offering. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) is entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) As a condition to their obligations under this Section 2.4, each of the Company and St. Paul must have received from each underwriter of Registrable Shares included in a registration statement filed under the Securities Act pursuant to Section 2.1 or 2.2 an undertaking to indemnify, to the extent permitted by law, and hold harmless the Company and St. Paul against (or if such indemnity is unavailable or is insufficient to hold harmless an indemnified party, to provide contribution, on substantially the same basis provided to such underwriter in accordance with
Section 2.4(d), in respect of) any Claims to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or insofar as any claims arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading; PROVIDED, HOWEVER, that such indemnification (or contribution, as the case may be) shall be payable only if, and to the extent that, any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such underwriter specifically for use in the preparation thereof. Notwithstanding the foregoing, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter otherwise has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The obligation of any underwriters to provide indemnification (or contribution, as the case may be) pursuant to this paragraph (e) shall be several in proportion to their respective underwriting commitments and not joint.

         (f) The maximum liability of St. Paul to indemnify or contribute payments pursuant to this Section 2.4 may not exceed the aggregate net proceeds from the sale of Common Shares (including the sale of Common Shares, if any, pursuant to the exercise of an overallotment option) to St. Paul in such registration.


         (g) The obligations of the Company pursuant to this Section 2.4 is in addition to any liability which the Company may otherwise have and extends, upon the same terms and conditions, to each officer, director and general partner of any underwriter or St. Paul and to each person, if any, who controls any underwriter or St. Paul within the meaning of the Securities Act. The obligations of St. Paul pursuant to this Section 2.4 are in addition to any liability which St. Paul may otherwise have and extends, upon the same terms and conditions, to each officer, director and general partner of the Company, any underwriter or any other person, if any, who controls the Company or any underwriter within the meaning of the Securities Act. The obligations of any underwriter pursuant to this Section 2.4 are in addition to any liability which such underwriter may otherwise have and extends, upon the same terms and conditions, to each officer, director and general partner of the Company or St. Paul and to each person, if any, who controls the Company or St. Paul within the meaning of the Securities Act.

         (h) The indemnification provisions set forth in this section are the sole and exclusive remedy of the parties hereto for any and all claims for indemnification under this Agreement.


         2.5. REQUIREMENTS WITH RESPECT TO REGISTRATION. If and whenever the Company is required by the provisions hereof to use its reasonable best efforts to register any Registrable Shares under the Securities Act, the Company shall, as promptly as practicable:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Shares and use its reasonable best efforts to cause such registration statement to become and remain effective for the periods specified herein.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current and to comply with the provisions of the Securities Act and any regulations promulgated thereunder with respect to the sale or other disposition of such Registrable Shares, for as long as a prospectus relating to any such Registrable Shares is required to be delivered under the Securities Act, subject to the limitation in
         Section 2.1(b)(vi).

                  (c) Furnish to each member of the St. Paul Group participating in the offering copies (in reasonable quantities) of summary, preliminary, final, amended or supplemented prospectuses, in conformity with the requirements of the Securities Act and any regulations promulgated thereunder, and other documents as reasonably may be required in order to facilitate the disposition of such Registrable Shares, but only while the Company is required under the provisions hereof to keep the registration statement current.

                  (d) Use its reasonable best efforts to register or qualify the Registrable Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as the managing underwriter or placement agent (or, if none, St. Paul) shall reasonably request, and do any and all other acts and things which may be reasonably necessary to enable such managing underwriters, placement agent or each member of the St. Paul Group participating in the offering to consummate the disposition of the Registrable Shares in such jurisdictions; PROVIDED, HOWEVER, that in no event is the Company required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified; to execute or file any general consent to service of process under the laws of any jurisdiction; to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the securities covered by the registration statement; or to subject itself to taxation in any jurisdiction where it has not theretofore done so unless the Company shall have received a reasonably satisfactory indemnity in respect thereto; or to subject itself to any insurance regulation in any jurisdiction in which it has not theretofore been so subject.

                  (e) Notify St. Paul, at any time when a prospectus relating to any Registrable Shares covered by such registration statement is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, subject to the limitation in Section 2.1(b), promptly prepare and furnish to St. Paul and each underwriter a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of the Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (f) As soon as practicable after the effective date of such registration statement, and in any event within eighteen (18) months thereafter, make generally available to St. Paul an earnings statement (which need not be audited) covering a period of at least twelve (12) consecutive months beginning after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act, including at the Company's option, Rule 158 thereunder.

                  (g) Deliver promptly to St. Paul, upon St. Paul's written request, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit St. Paul to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary. St. Paul agrees that it will use its reasonable best efforts not to interfere unreasonably with the Company's business when conducting any such investigation. St. Paul shall not, and shall not permit any member (other than a member controlling St. Paul) of the St. Paul Group and shall use its reasonable best efforts to cause any member of the St. Paul Group controlling St. Paul and any underwriter in connection with such offering to, disclose any material non-public information received from the Company pursuant to this Section 2.5(g) unless such material non-public information becomes generally known on a non-confidential basis other than as a result of the breach of any obligation of confidentiality.

                  (h) The Company agrees that it will use its reasonable best efforts to obtain "cold comfort" letters from the Company's independent public accountants (including one letter when such registration statement goes effective and one at the closing) in customary form and covering such matters of the type customarily covered by such "cold comfort" letters.

                  (i) Enter into underwriting or placement agreements in the customary form, including, without limitation, representations and warranties and indemnification and contribution provisions for any underwriter or placement agent selling Registrable Securities hereunder.

                  (j) Use its commercially reasonable efforts to qualify (and remain qualified) for registration on Form S-3 or F-3, as applicable.

         2.6. USE OF REGISTRATION STATEMENT. St. Paul shall, and shall cause each other member (other than a member controlling St. Paul) of the St. Paul Group and shall use its reasonable best efforts to cause each member of the St. Paul Group controlling St. Paul and each underwriter in connection with any public offering to, upon receipt by St. Paul of the Company's notice pursuant to
Section 2.5(e), promptly discontinue the disposition of Registrable Shares pursuant to the prospectus and registration statement contemplated by such notice, until such time as St. Paul and the underwriters have received copies of the amended or supplemented prospectus contemplated by Section 2.5(e) and upon such receipt by St. Paul, St. Paul shall, and shall cause each other member (other than a member controlling St. Paul) of the St. Paul Group and shall use its reasonable best efforts to cause each member of the St. Paul Group controlling St. Paul and each underwriter in connection with any public offering to, deliver to the Company all copies in the possession of any member of the St. Paul Group or any such underwriter at the time of receipt by St. Paul of the Company's notice pursuant to Section 2.5(e) of any prospectus covering Registrable Shares.

         2.7.     EXPENSES.

         (a) The Company shall pay (to the extent permitted by the Bermuda Companies Act 1981 as then in effect) the Registration Expenses (other than underwriting discounts and commissions, which shall be borne by St. Paul) incurred in connection with the first two Demand Requests, and St. Paul shall pay the Registration Expenses (including the underwriting discounts and commissions) incurred in connection with all other Demand Requests, PROVIDED that in each case, each of the Company and St. Paul shall pay the expenses of its own legal counsel and PROVIDED FURTHER, that to the extent the Company files a registration statement in response to a Demand Request made prior to the first anniversary of the Closing, St. Paul will pay the Registration Expenses (including the underwriting discounts and commissions) and such Demand Request shall not be considered one of the first two Demand Requests for purposes of this Section 2.7(a).

         (b) With respect to the Registration Expenses (other than underwriting discounts and commissions, which shall be borne by St. Paul) incurred in connection with any piggy-back registration under Section 2.2, St. Paul shall only pay such portion of such expenses that is equal to the fraction,
(i) the numerator of which is the number of Registrable Shares registered (subject to any cutback) pursuant to the applicable Piggy-Back Request of St. Paul, and (ii) the denominator of which is the total number of Common Shares registered under the applicable registration statement.

         2.8. CERTAIN OBLIGATIONS OF ST. PAUL. St. Paul shall provide such information to the Company as the Company may reasonably request in connection with any registration hereunder of Registrable Shares for St. Paul's account and shall dispose of any such Registrable Shares pursuant to any registration hereunder in the manner contemplated thereby, and shall notify the Company in writing if it becomes aware of any material change or inaccuracy in such information.

         2.9. TRANSFER OF ST. PAUL OPTION. In the event St. Paul transfers the St. Paul Option to one or more transferees pursuant to Section 5(c) of the Option Agreement, following execution by any such transferee and delivery to the Company of an instrument reasonably acceptable to the Company acknowledging that such transferee has become a party to this Agreement and assumed its rights and obligations hereunder, all references herein to St. Paul with respect to Registrable Shares consisting of Common Shares issuable pursuant to the Option Agreement shall be deemed to apply (i) in the case of a transfer of the St. Paul Option in whole, solely to the transferee of the St. Paul Option and (ii) in the case of a transfer of the St. Paul Option in part, collectively either to the transferees of the St. Paul Option or, if St. Paul has retained a portion of the St. Paul Option, to St. Paul and such transferee(s). The Company shall be entitled to rely solely upon the instructions of St. Paul or the transferee of the St. Paul Option designated in writing by St. Paul with respect to any rights granted hereunder to the holders of Registrable Option Shares. The number of demand and piggy back registration rights afforded St. Paul hereunder shall apply in aggregate to St. Paul and any and all said transferees, without any increase in the number of said demand and piggy back registration rights. There are no registration rights with respect to the St. Paul Option itself.

         2.10 LOCK-UP ARRANGEMENTS. St. Paul agrees that, upon the request of the Company, it shall agree to any lock-up arrangement requested by any underwriter for up to a 90 day period following the effectiveness of any Securities Act registration statement covering Capital Securities (but excluding any registration on Form S-8 under the Securities Act or any similar successor form), PROVIDED, that if such registration statement relates to a public offering of Common Shares, other than pursuant to a Demand Request, St. Paul has the right to submit a Piggy-Back Request to the Company pursuant to Section 2.2 without regard to the notice requirement in such section.


                                   ARTICLE III

                                    RULE 144

         3.1. AVAILABILITY OF RULE 144. The Company shall use its reasonable best efforts to ensure that the information requirement set forth in paragraph
(c) of Rule 144 is satisfied so that the safe harbor provided by Rule 144 is available to St. Paul for all transfers of Registrable Shares made after the 90th day after the Company becomes subject to the reporting requirements of
Section 13 of the Exchange Act. Upon request made by St. Paul at any time during such period, the Company will provide St. Paul with a written statement confirming that the Company has been subject to and has complied with the reporting requirements as provided in said paragraph (c), unless the Company has included such a statement in its then-latest annual or quarterly report filed with the SEC.


                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1. TERMINATION OF CERTAIN RIGHTS. The rights of St. Paul to make a Demand Request pursuant to Section 2.1 or a Piggy-Back Request pursuant to
Section 2.2 terminate on the Termination Date; PROVIDED that, as to any Registrable Shares that are subject to a Demand Request or Piggy-Back Request duly delivered on or prior to the Termination Date, such termination will be delayed until such shares have been disposed of pursuant to such registration statement or such offering has been completed or abandoned.

         4.2. AMENDMENT. This Agreement may not be amended except in a written instrument signed by the Company and St. Paul.

         4.3. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand (with receipt confirmed), or by certified mail, postage prepaid and return receipt requested, or by facsimile addressed as follows (or to such other address as a party may designate by written notice to the others) and shall be deemed given on the date on which such notice is received:

                  If to St. Paul:

                  The St. Paul Companies, Inc.
                  385 Washington Street
                  St. Paul, MN 55102
                  Attention:  General Counsel
                  Facsimile:  (410) 205-6967

                  with a copy to:

                  Donald R. Crawshaw
                  Sullivan & Cromwell
                  125 Broad Street
                  New York, New York 10004
                  Facsimile:  (212) 558-3588

                  If to the Company:

                  Platinum Underwriters Holdings, Ltd.
                  Clarendon House
                  2 Church Street
                  Hamilton HM11
                  Bermuda
                  Attention:  General Counsel
                  Facsimile: (441) 292-4720

                  with a copy to:
                  Linda E. Ransom
                  Dewey Ballantine LLP
                  1301 Avenue of the Americas
                  New York, New York 10019
                  Facsimile:  (212) 259-6333

         4.4. ENTIRE AGREEMENT. This Agreement and the Formation and Separation Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

         4.5. BINDING EFFECT; BENEFIT. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         4.6. ASSIGNABILITY. This Agreement may not be assigned by any party hereto, except that St. Paul may assign in whole or in part its rights and obligations hereunder to any transferee of Registrable Securities representing more than 4% of the outstanding Common Shares.

         4.7. HEADINGS. The headings contained in this Agreement are for convenience only and do not affect the meaning or interpretation of this Agreement.

         4.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which is deemed to be an original and all of which together are deemed to be one and the same instrument.

         4.9. APPLICABLE LAW; DISPUTE RESOLUTION. (a) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York (without regard to principles of conflict of laws).

         (b) MANDATORY ARBITRATION. The parties hereto shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement, including effect, validity, breach, interpretation, performance, or enforcement (collectively, a "DISPUTE") to binding arbitration in New York, New York at the offices of Judicial Arbitration and Mediation Services, Inc. ("JAMS") before an arbitrator (the "ARBITRATOR") in accordance with JAMS' Comprehensive Arbitration Rules and Procedures and the Federal Arbitration Act, 9 U.S.C. Sections 1 ET SEQ. The Arbitrator shall be a former judge selected from JAMS' pool of neutrals. The parties agree that, except as otherwise provided herein respecting temporary or preliminary injunctive relief, binding arbitration shall be the sole means of resolving any Dispute. Judgment on any award of the Arbitrators may be entered by any court of competent jurisdiction.

         (c) COSTS. The costs of the arbitration proceeding and any proceeding in court to confirm or to vacate any arbitration award or to obtain temporary or preliminary injunctive relief as provided in paragraph (d) below, as applicable (including, without limitation, actual attorneys' fees and costs), shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator's decision, unless the Arbitrator shall otherwise allocate such costs in such decision.

         (d) INJUNCTIVE RELIEF. This Section 4.9 shall not prevent the parties hereto from seeking or obtaining temporary or preliminary injunctive relieve in a court for any breach or threatened breach of any provision hereof pending the hearing before and determination of the Arbitrator. The parties hereby agree that they shall continue to perform their obligations under this Agreement pending the hearing before and determination of the Arbitrator, it being agreed and understood that the failure to so provide will cause irreparable harm to the other party hereto and that the putative breaching party has assumed all of the commercial risks associated with such breach or threatened breach of any provision hereof by such party.

         (e) COURTS. The parties agree that the State and Federal courts in The City of New York shall have jurisdiction for purposes of enforcement of their agreement to submit Disputes to arbitration and of any award of the Arbitrator.

         4.10. DEFINITIONS; FORMATION AND SEPARATION AGREEMENT. Capitalized terms used but not defined in this Agreement have the meanings specified in the Formation and Separation Agreement.

         4.11. EFFECTIVENESS. This Agreement becomes effective contingent upon the Closing automatically and with no action on the part of any person.

         IN WITNESS WHEREOF, the parties named below have hereto set their hands as of the day and year first above written.

                                            PLATINUM UNDERWRITERS HOLDINGS, LTD.


                                                                             By
                                               Name:
                                               Title:



                                            THE ST. PAUL COMPANIES, INC.


                                                                             By
                                                Name:
                                                Title: